UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 7, 2017, Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), and its subsidiaries entered into a Second Amended and Restated Credit Agreement (the “Revolver Amendment”), which supersedes the Company’s existing Amended and Restated Credit Agreement, with Bank of Montreal (“BMO”) and the other lenders thereunder (as amended, the “Credit Facility”), with BMO acting as Administrative Agent. Branch Banking & Trust Company and Wells Fargo Bank N.A. acted as Co-Syndication Agents.

The Revolver Amendment included, but was not limited to, the following enhancements and modifications:

•	Increased the lending commitment from $75 million to $100 million, with the ability to increase that commitment up to $150 million versus $125 million previously;
•

Enhanced the borrowing base value of the Company’s income properties by applying reduced cap rates on its properties occupied by investment grade tenants and for all other retail and office properties;

•

Reduced the interest rate whereby the low end of the rate range is 30-day LIBOR plus 150 basis points when the Company’s ratio of total debt to total asset value, as defined in the Revolver Amendment, is less than or equal to 45%, and the top end of the rate range is 30-day LIBOR plus 220 basis points when the ratio of total debt to total asset value is above 55% up to the maximum debt to total asset value of 60%. At signing the ratio of total debt to total asset value as calculated under the Revolver Amendment was 45%. Immediately prior to closing the Revolver Amendment the ratio of total debt to total asset value was 52%;

•	Reduced the minimum fixed charge coverage ratio by 25 basis points, from 1.75 times to 1.50 times. At closing of the Revolver Amendment this ratio was approximately 2.17 times; and
•	Extended the initial maturity date three years from August 2018 to September 2021, with a one-year extension option at the Company’s election.

A copy of the press release announcing the Revolver Amendment is furnished as an exhibit to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description
10.1	Second Amended and Restated Credit Agreement Dated September 7, 2017

99.1	Press release dated September 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017

By:	/s/Mark E. Patten
Mark E. Patten
Senior Vice President and Chief Financial Officer
Consolidated-Tomoka Land Co.